Exhibit 10.60

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (“Amendment”) is entered into as of May 1, 2015, by and between COMERICA BANK (“Bank”) and ADEPT TECHNOLOGY, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that Loan and Security Agreement dated as June 9, 2014 (as it may be amended from time to time, including, without limitation, by that certain First Amendment to Loan and Security Agreement and Waiver dated as of January 31, 2015, and that certain Second Amendment to Loan and Security Agreement dated as of April 3, 2015, “Agreement”). The parties desire to amend the Agreement further in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. The following defined term in Exhibit A to the Agreement is hereby amended and restated in its entirety to read as follows:

“Letter of Credit Sublimit” means a sublimit for Letters of Credit under the Revolving Line not to exceed One Million Dollars and No/100ths Dollars ($1,000,000).”

2. Section 2.1(b)(iii) of the Agreement is hereby amended and restated to read as follows:

“(iii) Letter of Credit Sublimit. Subject to the availability under the Revolving Line, and in reliance on the representations and warranties of Borrower set forth herein, at any time and from time to time from the date hereof through the Business Day immediately prior to the Revolving Maturity Date, Bank shall issue for the account of Borrower such Letters of Credit as Borrower may request by delivering to Bank a duly executed letter of credit application on Bank’s standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit (i) shall not at any time exceed the Letter of Credit Sublimit, and (ii) shall be deemed to constitute Advances for the purpose of calculating availability under the Revolving Line. Notwithstanding the foregoing, the aggregate credit limit of Credit Card Services, the aggregate outstanding amount of Letters of Credit and the FX Amount shall not exceed the Maximum Sublimit Amount at any time. Any drawn but unreimbursed amounts under any Letters of Credit shall be charged as Advances against the Revolving Line. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form application and letter of credit agreement. Borrower will pay any standard issuance and other fees that Bank notifies Borrower it will charge for issuing and processing Letters of Credit.”

3. Section 6.7(a)(i) of the Agreement is amended and restated to read in its entirety as follows:

“(a) EBITDA Loss. (i) An EBITDA loss of not greater than the following amounts for the following periods:

Testing Period	Maximum EBITDA Loss
Quarter ending June 30, 2015	($1,500,000)
Twelve month period ending June 30, 2015	($4,000,000)

4. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

5. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and is hereby ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

6. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment , and that (except for the Existing Defaults) no Event of Default has occurred and is continuing.

7. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	this Amendment, duly executed by Borrower;

(b)	a non-refundable amendment fee in the amount of $2,000, which may be debited from any of Borrower’s accounts with Bank;

(c)	all reasonable Bank Expenses incurred through the date of this Amendment, including a legal fee in the amount of $350, which may be debited from any of Borrower’s accounts with Bank; and

(d)	such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Loan and Security Agreement and Waiver as of the first date above written.

ADEPT TECHNOLOGY, INC.

By:	/s/ Seth Halio
Name:	Seth Halio
Title:	Chief Financial Officer

COMERICA BANK

By:	/s/ Robert Shutt
Name:	Robert Shutt
Title:	Senior Vice President